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                                   ICON FUNDS
                    AMENDMENT NO. 6 TO MASTER TRUST AGREEMENT

AMENDMENT No. 6 to the Master Trust Agreement of ICON Funds made at Englewood, Colorado on February 13, 2001, by the Trustees hereunder.

                                   WITNESSETH

WHEREAS, Section 7.3 of the ICON Master Trust Agreement dated September 19, 1996 (the "Agreement"), of ICON Funds (the "Trust"), provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

WHEREAS, a majority of the Trustees of the Trust desire to amend the Agreement to correct an error in the name of an existing series of the Trust (change "ICON Financials Fund" to "ICON Financial Fund"); and

WHEREAS, a majority of the Trustees of the Trust on February 13, 2001, have duly adopted the amendment to the Agreement shown below and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts;

NOW, THEREFORE, the undersigned Trustees pursuant to the authorization described above, hereby amend Section 4.2 of the Master Trust Agreement, as heretofore in effect, to read as follows:

     SECTION 4.2  ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS.

     Without limiting the Trustees' authority to establish further sub-trusts pursuant to Section 4.1, the Trustees hereby establish the following sub-trusts:

     ICON Materials Fund                 ICON Asia Region Fund
     ICON Consumer Discretionary Fund    ICON South Pacific Region Fund
     ICON Energy Fund                    ICON North Europe Region Fund

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Master Trust Agreement Amendment No. 6
February 13, 2001
Page 2 of 2


     ICON Financial Fund                 ICON South Europe Region Fund
     ICON Healthcare Fund                ICON Western Hemisphere Fund
     ICON Information Technology Fund    ICON Short-Term Fixed Income Fund
     ICON Industrials Fund               ICON Leisure and Consumer Staples Fund
                                         ICON Telecommunication & Utilities Fund

     ICON Fund with two classes of shares, Class C and Class I, subject to different distribution and service fees as follows: 1.00% and 0.25%, respectively.

WITNESS WHEREOF, our hands this 13th day of February, 2001.

/s/ Glen F. Bergert                         /s/ James W. Hire

----------------------------------          --------------------------------
Glen F. Bergert, Trustee                    James W. Hire, Trustee


/s/ Craig T. Callahan                       /s/ R. Michael Sentel

----------------------------------          --------------------------------
Craig T. Callahan, Trustee                  R. Michael Sentel, Trustee


STATE OF COLORADO  )
                   )      ss:
COUNTY OF ARAPAHOE )

Before me, a Notary Public in and for said county and state, personally appeared the above named persons, who acknowledged that they did sign the foregoing instrument in the capacity indicated, and that the same is their free act and deed on this 13th day of February 2001.


Signature of Notary Public:
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My Commission Expires:
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